Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•                  Registration Statements on Form S-8:

•                  No. 333-132148 (relating to the Xcel Energy 401(k) Savings Plan; and New Century Energies, Inc. Employees’ Savings and Stock Ownership plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees)

•                  No. 333-127218 (relating to the Xcel Energy Executive Annual Incentive Award Plan)

•                  No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan)

•                  No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan)

•                  No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan)

•                  No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan)

•                  No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Non-Bargaining Unit Employees)

•                  No. 333-127217 (relating to the Xcel Energy 2005 Omnibus Incentive Plan)

•                  No. 333-104507 (relating to Xcel Energy 401(k) Savings Plan)

•                  No. 333-115754 (relating to Stock Equivalent Plan for Non-Employee Directors)

•                  No. 333-48590 (relating to the Xcel Energy Omnibus Incentive Plan)

•                  No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan)

•                  Registration Statements on Form S-3:

•                  No. 333-35482 (relating to the acquisition of Natrogas, Inc.)

•                  No. 333-108446 (relating to the Xcel Energy Dividend Reinvestment and Cash Payment Plan)

•                  No. 333-113739 (relating to Xcel Energy $57,500,000 Principal Amount of Convertible Debt Securities)

•                  No. 333-134660 (relating to Debt Securities, Common Stock and Rights to Purchase Common Stock)

•                  Registration Statement on Form S-4:

•                  No. 333-143887 (relating to the exchange of Xcel Energy senior notes)

•                  Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG, Inc. Tender Offer)

•                  Post-Effective Amendment No. 1 on Form S-3 to Registration Statement of Form S-4 No. 333-109601 (relating to the exchange of Xcel Energy senior notes)

•                  Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 No. 333-103258 (related to $230,000,000 Principal Amount of Convertible Debt Securities)

of our report on the consolidated financial statements and financial statement schedules dated February 22, 2007, (December 12, 2007, as to the settlement with the Internal Revenue Service as described in Note 16, subsequent events described in Note 21, and the effects of the restatement described in Note 2 ) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans and the effects of the restatement described in Note 2) and of our report on internal control over financial reporting dated February 22, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in this Current Report on Form 8-K/ A dated December 12, 2007 of Xcel Energy Inc.

/s/ Deloitte & Touche
Minneapolis, Minnesota
December 12, 2007